Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent consultants, Netherland, Sewell & Associates, Inc. hereby consents to the incorporation by reference in the Annual Report on Form 10-K of W&T Offshore, Inc. to be filed on or about February 28, 2019, of information from our reserves report with respect to the reserves of W&T Offshore, Inc. dated January 29, 2019, and entitled “Estimate of Reserves and Future Revenue to the W&T Offshore, Inc. Interest in Certain Oil and Gas Properties Located in State Waters Offshore Alabama, Louisiana, and Texas and in the Gulf of Mexico as of December 31, 2018,” and to the use of our reports on reserves and the incorporation of the reports on reserves for the years ended 2014, 2015, 2016 and 2017.  We further consent to the incorporation by reference of information contained in our reports dated January 24, 2018 in the Registration Statements (Form S-3 Nos. 333-224410 and our reports dated February 2, 2016 in the Registration Statements (Form S-3 No. 333-214168) of W&T Offshore, Inc. and in the related Prospectuses and the Registration Statements (Form S-8 Nos. 333-219747, 333-211654 and 333-188584) pertaining to the W&T Offshore, Inc. Amended and Restated Incentive Compensation Plan, as amended and the Registration Statement (Form S-8 Nos. 333-126252) pertaining to the W&T Offshore, Inc. 2004 Directors Compensation Plan and the Registration Statements (Form S-8 Nos. 333-159005 and  333-126251) pertaining to the W&T Offshore, Inc. Long-Term Incentive Compensation Plan, as amended . We also consent to W&T’s use of the phrase “independent petroleum consultant” as referencing Netherland, Sewell & Associates, Inc.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ C.H. (SCOTT) REES III, P.E.
C.H. (Scott) Rees III, P.E. Chairman and Chief Executive Officer

Dallas, Texas

February 28, 2019

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